Exhibit 10.5

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Progenics Pharmaceuticals, Inc.

2018 Performance Incentive Plan – Grant #NUMBER

This Award Agreement (the “Agreement”) made as of this DATE, between Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and NAME (the “Optionee”), is made pursuant to the terms of the Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.     Grant of Option. The Company grants to the Optionee, on the terms and conditions set forth herein, an option (the “Option”) for the purchase of NUMBER shares of the Company’s common stock (the “Option Shares”), par value $0.0013 per share (the “Common Stock”), effective as of the date hereof (the “Date of Grant”).

Section 2.     Exercise Price. The exercise price per share of the Option shall be $PRICE, which is the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the Date of Grant (the “Option Price”).

Section 3.     Vesting of Option. The Option shall vest and become exercisable in accordance with the following vesting schedule:

Date on or after	Option Shares That Vest and Become Exercisable
	Incremental	Cumulative

Notwithstanding the foregoing, the Option, to the extent then outstanding and unvested, shall immediately vest and be exercisable upon (or, to the extent necessary to give effect to this acceleration, immediately prior to) the occurrence of an event described in Section 7.3 of the Plan or upon a termination of the Optionee’s service with the Company due to the Optionee’s death or total disability.

Section 4.     Option Term. The Option Shares that become vested pursuant to Section 3 hereof may be purchased at any time on or after the date of such vesting and prior to the expiration of the term of the Option (the “Option Term”). The Option Term shall expire on the day prior to the tenth anniversary of the Date of Grant, unless earlier terminated in accordance with the terms of the Plan. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5.     Death or Disability.

In the event of the Optionee’s death or disability, the Optionee, or the Optionee’s legal representative, shall retain the right to purchase any unexercised Option Shares until the expiration of the original ten-year Option Term (subject to earlier termination as provided in the Plan).

Section 6.     Procedure for Exercise.

(a)     Notice of Exercise. The Option may be exercised, in whole or in part, and whole Option Shares may be purchased, at any time during the term hereof by notice to the Company in the form required by the Committee, together with payment of the aggregate Option Price therefore and any applicable withholding taxes.

(b)     Payment of Option Price. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted transaction, or (iv) by a combination of the foregoing methods. In addition and at the time of exercise, if and to the extent required by applicable law, the Optionee shall remit to the Company under procedures specified by the Company all required Federal, state and local withholding tax amounts in any manner as permitted above for payment of the Option Price.

(c)      Delivery of Stock Certificates Upon Exercise. Upon the exercise of the Option, the Company shall mail or deliver to the Optionee (or beneficiary in the case of exercise by a beneficiary), as promptly as practicable, a stock certificate or certificates representing the shares of Common Stock then purchased, and will pay all stamp taxes payable in connection therewith. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of the Option until the Company shall have received such assurances from its counsel as the Company may reasonably request that the exercise of the Option and the issuance of shares of Common Stock pursuant to such exercise will not violate the Securities Act of 1933 (the “Act”), as amended (as then in effect or any similar statute then in effect), or the securities laws of any state applicable to such exercise, issuance or transfer. Such assurances may include (but need not be limited to) opinions of counsel to the Company, covenants by the holder or transferee to observe such Act and laws, and the placement of a legend on such certificate or certificates restricting subsequent transfers or sales except in compliance with such Act and laws.

Section 7.    Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Act relating to the shares of Common Stock, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws. No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 8.     Limitation of Rights. The Optionee shall not have any privileges of a stockholder of the Company with respect to the Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a stock certificate evidencing the Common Stock. Nothing in this Agreement or the Option shall confer upon the Optionee any right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

Section 9.    Adjustments. The Option granted hereunder shall be subject to the provisions of Section 7.1 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 10.   Transfer Restrictions. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, that the Optionee may, during the Optionee’s lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of the Optionee’s “family members” (as defined in a manner consistent with the rules applicable to registration statements on Form S-8 promulgated under the Securities Act of 1933). Subsequent transfers of the Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that an Optionee becomes legally incapacitated, the Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s beneficiary as designated by the Optionee in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Option under the Optionee’s will, or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that the Option was exercisable by the Optionee on the date of the Optionee’s death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 11.   Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 12.   Construction. The Option hereunder is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Optionee hereby acknowledges that a copy of the Plan has been delivered to the Optionee and accepts the Option hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

Section 13.   Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 14.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15.   Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 16.  Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first above written.

PROGENICS PHARMACEUTICALS, INC.

By:
Patrick Fabbio Chief Financial Officer

OPTIONEE

Optionee Signature	Date

Optionee Name Address Address

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